Exhibit 99.7

VOTING AGREEMENT

This Voting Agreement (“Agreement”) is entered into as of February 28, 2005, by and between Multi-Channel Holdings, Inc., a Delaware corporation (“Parent”), and Gary A. Wetsel (“Stockholder”).

Recitals

A.            Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of Blue Martini Software, Inc., a Delaware corporation (the “Company”).

B.            Parent, BMS Merger Corporation, a Delaware corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the “Merger”).

C.            Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.         Certain Definitions

For purposes of this Agreement:

(a)   “Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

(b)   “Expiration Time” shall mean the earlier of: (i) such time as the Merger Agreement is terminated in accordance with its terms or (ii) such time as the Merger becomes effective.

(c)   Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

(d)   “Person” shall mean any: (i) individual; (ii) corporation, limited liability company, partnership or other entity; or (iii) governmental authority.

(e)   “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Time.

(f)    A Person shall be deemed to have a effected a “Transfer” of a security if such Person: (i) sells, encumbers, grants an option with respect to or disposes of such security or any interest in such security to any Person other than Parent; or (ii) enters into an agreement or commitment contemplating the possible sale of, encumbrance of, grant of an option with respect to or disposition of such security or any interest therein to any Person other than Parent.

(g)   Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

SECTION 2.         Restrictions on Transfer of Subject Securities and Voting Rights

2.1          Restriction on Transfer of Subject Securities.  Subject to Section 2.3, during the period from the date of this Agreement through the Expiration Time, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected.

2.2          Restriction on Transfer of Voting Rights.  During the period from the date of this Agreement through the Expiration Time, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted with respect to any of the Subject Securities (other than in connection with Stockholder’s compliance with Section 3(a) and other than the proxy in the form attached hereto as Exhibit A delivered to Parent pursuant to Section 3(c)), no voting agreement or similar agreement is entered into with respect to any of the Subject Securities and no power of attorney is granted with respect to the voting of the Subject Securities.

2.3          Permitted Transfers.  Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder (a) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or (b) upon the death of Stockholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement and delivers a duly executed proxy in the form attached hereto as Exhibit A with respect to such transferred Subject Securities.

SECTION 3.         Voting of Shares.

(a)           Stockholder hereby agrees that, prior to the Expiration Time, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause all issued and outstanding shares of Company Common Stock Owned by Stockholder to be voted: (a) in favor of: (i) the adoption of the Merger Agreement; (ii) the Merger and each of the other transactions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing; and (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (ii) any sale or other transfer of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; (iii) any Takeover Proposal (as defined in the Merger Agreement); (iv) any liquidation, dissolution or winding up of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws that is not expressly approved by Parent; and (vi) any other action which is intended, or would reasonably be expected, to interfere with or delay in any material respect the Merger or any of the other transactions contemplated by the Merger Agreement.

(b)           Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement (a) limits or affects, or gives rise to any liability of Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of the Company, as applicable, including any actions taken in connection with the exercise of the rights of the Company or its board of directors (or any committee thereof) under the Merger Agreement or (b) obligates Stockholder to exercise any option, warrant or other right to acquire any Company Common Stock.

(c)           Stockholder has delivered to Parent a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), such Proxy covering the Subject Securities.  Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Subject Securities on the matters referred to in Section 3(a).

SECTION 4.         Representations and Warranties of Stockholder

Stockholder hereby represents and warrants to Parent as follows:

4.1          Authorization, etc. Stockholder has the right, power and authority to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder.  This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.2          No Conflicts or Consents.

(a)           The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b)           The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

4.3          Title to Securities.  As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading “Options and Other Rights” on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Stockholder does not Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

SECTION 5.         Miscellaneous

5.1          Further Assurances.  From time to time, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the Proxy.

5.2          Notices.  Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile telephone number set forth beneath the name of such party below (or at such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to Stockholder:

at the address set forth on the signature page hereof; and

if to Parent:

Multi-Channel Holdings, Inc.

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 33rd Floor

San Francisco, California 94111

Attention:  Prescott Ashe

5.3          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

5.4          Entire Agreement.  This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

5.5          Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.  Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred.  Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

5.6          Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Stockholder agrees that, in the event of any breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled to: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach.

5.7          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, in the event any dispute arises out of this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and

(iii) agrees that it will not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware.

(b)           STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

5.8          Counterparts.  This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

5.9          Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.10        Waiver.  No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.11        Construction.

(a)           For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)           The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)           Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

[Remainder of page intentionally left blank.]

In Witness Whereof, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

Multi-Channel Holdings, Inc.

/s/ Prescott Ashe

Prescott Ashe
By

President
Title

Stockholder

/s/ Gary A. Wetsel
Signature

Gary A. Wetsel
Printed Name

Address:	4413 Deer Ridge Road
Danville, CA 94506

Facsimile:	(408) 325-2888

Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

-0-	70,000	-0-

EXHIBIT A

IRREVOCABLE PROXY TO VOTE STOCK OF BLUE MARTINI SOFTWARE, INC.

The undersigned stockholder of Blue Martini Software, Inc., a Delaware corporation (the “Company”), hereby irrevocably appoints the members of the Board of Directors of Multi-Channel Holdings, Inc., a Delaware corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of the Company that now are owned of record by the undersigned and are owned of record by the undersigned as of any record date relevant for a vote (collectively, the “Shares”), in accordance with the terms of this Irrevocable Proxy.  The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy.  Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters (other than in connection with Stockholder’s compliance with Section 3(a) of the Voting Agreement (as defined below)) until after the Expiration Time (as defined in the Voting Agreement).

This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned stockholder of the Company (the “Voting Agreement”) and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Parent, BMS Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”).  This Irrevocable Proxy will terminate at the Expiration Time.  All capitalized terms not defined herein shall have the meaning set forth in the Voting Agreement.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting:

(a) in favor of:

(i) the adoption of the Merger Agreement;

(ii) the Merger and each of the other transactions contemplated by the Merger Agreement; and

(iii) any action in furtherance of any of the foregoing; and

A-1

(b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement):

(i) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company;

(ii) any sale or other transfer of all or substantially all of the assets of the Company and its subsidiaries taken as a whole;

(iii) any Takeover Proposal (as defined in the Merger Agreement);

(iv) any liquidation, dissolution or winding up of the Company;

(v) any amendment to the Company’s certificate of incorporation or bylaws that is not expressly approved by Parent; and

(vi) any other action which is intended, or would reasonably be expected, to interfere with or delay in any material respect the Merger or any of the other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above.  The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: February 28, 2005	/s/ Gary A. Wetsel
(Signature of Stockholder)

Gary A. Wetsel
(Print Name of Stockholder)

Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

-0-	70,000	-0-